UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd Floor, Borough A, Block A.

No.181 South Taibai Road

Xi’an, Shaanxi Province

People’s Republic of China 710065

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2017, The Company’s board of directors appointed Zhuoyu (“Richard”) Li as its Chief Financial Officer (“CFO”), effective November 17, 2017. As CFO, Mr. Li will oversee the Company’s finance, accounting, corporate development, corporate security, financial planning and analysis, investor relations and financial reporting, internal audit, tax and treasury areas of the business. Mr. Li takes over the CFO role from Ken Ren. Mr. Ren resigned from the Company for personal reasons. His resignation did not result from any disagreement with the Company

Mr. Li has served as the President of our company since May 11, 2016. Mr. Li has four years of experience in the agricultural industry. Prior to joining the Company, Mr. Li has served as Chief Operating Officer at the Company’s affiliate, 900LH.com Food Co., Ltd. (“900LH.com”) since January 2016. From January 2015 to January 2016, Mr. Li served as a senior manager at the international department of 900LH.com, where he helped to develop the international market. Richard served as a senior manager at the customer center of 900LH.com from March 2013 through January 2015. He studied business at the University of Auckland in 2012.

The Board has determined that Mr. Li is a good fit for the position given his business education, agriculture background, and his executive experience in the industry.

There are no arrangements or understandings between Mr. Li and any other persons pursuant to which he was selected as chief financial officer. Except for Mr. Tao Li and Mr. Zhuoyu “Richard” Li, who are father and son, there is no other family relationship between Mr. Li and any director or executive officer of the Company. Mr. Li has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an employment agreement (the “Employment Agreement”) with Mr. Li dated and effective as of November 17, 2017.  Pursuant to the terms of the Employment Agreement, Mr. Li will serve as our chief financial officer for a term of one year at an annual salary of $100,000.  Mr. Li is eligible for a yearly bonus at the discretion of our board of directors.  The Employment Agreement will be automatically extended for additional one-year terms unless either party provides written notice of termination sixty (60) days prior to the end of the prior term. Either party may terminate the Employment Agreement upon thirty (30) days written notice, or, at our discretion, we may terminate the Employment Agreement immediately and substitute thirty (30) days salary in lieu of written notice.  In the event of a breach of the Employment Agreement by Mr. Li, or in the event Mr. Li is terminated for “cause” (as defined therein), the Employment Agreement may be terminated immediately without notice and without further payments.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as exhibits to this report:

Exhibit No.	Description
10.1	Employment Agreement, dated as of November 17, 2017, between the Company and Mr. Zhuoyu Li.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017	CHINA GREEN AGRICULTURE, INC.
(Registrant)

	By:	/s/ Tao Li
Tao Li
Chairman of the Board of Directors and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of November 17, 2017, between the Company and Mr. Zhuoyu Li.

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